COMMERCIAL SECURITY AGREEMENT

Borrower:	IsoRay Medical, Inc. a wholly owned subsidiary of IsoRay, Inc. a Delaware corporation 350 Hills St. Suite 106 Richland, WA 99354

Lender:	Hanford Area Economic Investment Fund Committee 2912 W. Hood Ave. A202 Kennewick, WA 99336

Location of Collateral: 350 Hills St. Richland, WA 99354 and 2025 Battelle Boulevard, Richland, WA 99354

Grant of Security Interest: For value received, and to secure both the payment of the indebtedness owed to Lender and the performance of the obligations under this Security Agreement and any Related Documents, and in accordance with the definitions and terms set forth below. Borrower grants Lender a security interest in all of the following Collateral:

A.	Accounts Receivables
B.	Inventory
C.	Equipment & Machinery
D.	Assignment of Lease
E.	Assignment Life Insurance

Borrower agrees to insure the Collateral for at least its’ replacement value.

1. Definitions.
1.1 Indebtedness. “Indebtedness” shall mean all amounts and liabilities of every kind and description, whether now owed or hereafter owed by Borrower to Lender, whether or not evidenced by a promissory note or credit agreement and whether direct, indirect, or contingent.

1.2 Related Documents. “Related Documents” shall mean the promissory notes, loan agreements, guaranties, trust deeds, mortgages, other security agreements, or any other documents executed in connection with this Security Agreement or the Indebtedness, whether already existing, executed now or later.

1.3 Collateral. “Collateral” shall mean the collateral described as:

A.    “Accounts” means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, chattel paper, contract rights, purchase orders, notes, instruments, drafts, acceptances and other forms of obligations and receivables.

B.    “Inventory” means all of Borrower’s goods, merchandise and other personal property which are held for sale or lease including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed, in Borrower’s business, and shall include all general intangibles, proprietary rights, patents, trademarks, copyrights, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

C.    “Equipment” means all of Borrower’s equipment, including machinery and office equipment, together with all parts, fittings, accessories, and special tools, and renewals or replacements of all or any part thereof; and in all work in process and finished goods, whether now owned or hereafter acquired by borrower and wheresoever located. Including specific equipment and machinery listed on attached Exhibit A.

D.    “Assignment of Lease” means that all of Borrower’s rights, title, and interest in a lease dated February 9, 2005 and amended by Revision 1dated May 5, 2005 and made by subsidiaries of the Parties now delineated as signatories, is made and entered into this 1st day of November, 2005 between Nuvotec USA, Inc. as “Lessor” and IsoRay, Inc. “Lessee”.

E.    “Assignment of Life Insurance” means all of Borrower’s rights, title, and interest in Life Insurance policies issued by Empire General Life Assurance Corporation, or as may be modified, and issued as listed below:

1.	Roger E Girard
2.	David J. Swanberg
3.	Garrett N. Brown
4.	Michael K. Dunlop

2.	Obligations of Borrower. Borrower warrants and covenants:

2.1
Perfection of Security Interest. Borrower agrees to execute financing statements and to take whatever other action is requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all documents evidencing or constituting the Collateral. and Borrower will note Lender’s interest upon any and all chattel paper. Borrower hereby appoints Lender the Borrower’s irrevocable attorney in fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted herein. Lender may at any time, and without further authorization from Borrower; file copies of this Security Agreement as a financing statement. Borrower will reimburse Lender for all expenses for perfecting or continuing this security interest.

2.2
Removal of Collateral. Borrower warrants that the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) is located at Borrower’s address or the Collateral address shown above.

Except in the ordinary course of its business within the county in which the Collateral is located. Borrower shall not remove the Collateral from its location without the prior written consent of Lender, which shall not be unreasonably withheld. To the extent the Collateral constitutes vehicles, or other titled property, and except for sales of inventory in the ordinary course of its business, Borrower shall not take or permit any action which would require registration of the vehicles outside of the state in which the Lender is located, without the prior consent of Lender.

2.3
Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Borrower’s business, Borrower shall not sell, offer to sell, or otherwise transfer the Collateral. Borrower shall not pledge mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, or charge, other than the Security interest provided for herein without the prior written consent of Lender. This includes security interests even if junior in right, to this Security Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender, and shall not be commingled with any other funds; provided, however, that this requirement shall not constitute consent by Lender to any sale or other disposition. Borrower shall immediately deliver any such proceeds to lender.

2.4
Title. Borrower warrants that it holds marketable title to the Collateral subject only to the lien of this Security Agreement. Borrower shall defend Lender’s rights against the claims and demands of all persons.

2.5	Use. Borrower shall keep the Collateral in first class condition and repair. Borrower will not commit or permit damage to or destruction of the Collateral or any part thereof.

2.6
Taxes, Assessments, and Liens. Borrower will pay when due all taxes, assessments, and liens upon the collateral, its use or operation, upon this Security Agreement, upon any promissory notes evidencing the Indebtedness or upon any of the other Related Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting appropriate proceedings to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized. If the Collateral is subjected to a lien which is not discharged within 15 days, Borrower shall deposit with lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in any amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale. In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

2.7
Compliance With Governmental Requirements. Borrower shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the use of the Collateral. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral is not jeopardized.

2.8
Maintenance of Casualty Insurance. Borrower shall procure and maintain policies of fire and other casualty insurance with standard extended coverage covering the Collateral on the basis and in at least the amount described above, and with loss payable to Lender. Policies shall be written by insurance companies reasonably acceptable to Lender. Borrower shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be canceled or diminished without a minimum of 10 days prior written notice to Lender.

2.9
Application of Insurance Proceeds. Borrower shall promptly notify Lender of any loss or damage to the Collateral or any portion thereof having a fair market value in excess of $1,000. Lender may make proof of loss if Borrower fails to do so within 15 days of the casualty. All proceeds of any insurance on the Collateral shall be held by Lender as part of the Collateral. If Borrower and Lender agree to repair or replace the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure. Pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Borrower and Lender do not agree to restore the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Borrower. Any proceeds which have not been paid out within 180 days after their receipt and which Borrower has not committed to the repair or restoration of the collateral shall be used to prepay the Indebtedness.

2.10
Insurance Reserves. Lender may require Borrower to maintain with Lender reserves for payment of insurance premiums which reserves shall be created by monthly payments of a sum estimated by lender to be sufficient to produce, at least 15 days before due, amounts at least equal to the insurance premiums to be paid. If 15 days before payment is due the reserve funds are insufficient. Borrower shall upon demand pay any deficiency to lender. The reserve funds shall be held by Lender as a general deposit from Borrower and shall constitute a noninterest-bearing debt from Lender to Borrower which Lender may satisfy by payment of the insurance premiums required to be paid by Borrower as they become due. Lender does not hold the reserve funds in trust for Borrower, and Lender is not the agent of Borrower for payment of the insurance premiums required to be paid by Borrower.

2.11	Borrower’s Report on Insurance. If requested by Lender within 60 days after the close of Borrower’s fiscal year. Borrower shall furnish to Lender a report on each existing policy of insurance showing:
(a)	the name of the insurer;
(b)	the risks insured;
(c)	the amount of the policy;
(d)	the property insured;
(e)	the then current value and the basis of which insurance has been obtained and the manner of determining that value;
and
(f)	the expiration date of the policy.

Borrower shall upon request have an independent appraiser satisfactory to Lender to determine, as applicable, the cash value or replacement cost of the Collateral.

3. Borrower’s Right to Possession.
Until default, Borrower may have possession of the tangible personal property and beneficial use of all of the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the Related Documents.

4. Expenditures by Lender.
If not discharged or paid by Borrower when due. Lender may discharge taxes, liens, security interest, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the collateral, and may pay for maintenance and preservation of the Collateral. All such payments shall become a part of Borrower’s obligations secured hereby, payable on demand, with Interest at the maximum rate permitted by law from date of expenditure until repaid. Such right shall be in addition to any other rights or remedies to which Lender may be entitled on account of default.

5. Events of Default
Borrower shall be in default under this Security Agreement upon:
(a)	Failure to make any payment of Indebtedness when due; or
(b)
Failure to comply within 30 days after written notice from lender demanding compliance with any other term, obligation, covenant or condition contained herein (or in any of the Related Documents), provided, if compliance is not possible within 30 days, default shall occur upon failure within 30 days to take steps that will produce compliance as soon as is reasonably practical; or

(c)	Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower proves to have been false in any material respect when made or furnished; or
(d)
Borrower’s death (if Borrower is an Individual), dissolution or termination of Borrower’s existences a going business, insolvency, appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; or

(e)
Commencement of foreclosure, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor of Borrower against any of the Collateral, but this subsection shall not apply in the event of a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the foreclosure suit, provided that Borrower provides lender with written notice of such claim and provides adequate reserves therefore.

6. Rights of Lender.
6.1	Rights Prior to Default or Thereafter. Lender and its designated representatives or agents may at all reasonable times examine and inspect the Collateral, wherever located.

6.2
Rights upon Default or Thereafter. Upon default, or if Lender reasonably deems itself insecure, Lender may exercise any one ore more of the following rights and remedies in addition to any other rights or remedies that may be available at law, in equity, or otherwise:

(a)	Lender may declare the entire Indebtedness including any prepayment penalty which Borrower would be required to pay, immediately due and payable.
(b)
Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating thereto. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral.

(c)
Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Lender may sell the Collateral at public auction. Unless the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed by registered or certified mail postage prepaid, to the address of Borrower stated in this Security Agreement at led 10 days before the time of the sale or disposition. Borrower shall be liable for expenses of retaking, hold, preparing for sale, selling, and the like.

(d)	Lender may have a receiver appointed as a matter of right. The receiver may be an employee of Lender and may serve without bond. All fees of the receiver and his attorney shall be secured hereby.
(e)
Lender may revoke Borrower’s right to collect the rents and revenues from the Collateral, and may, either itself or through a receiver, collect the same. To facilitate collection, Lender may notify any account debtors of Borrower to pay directly to Lender.

(f)
Lender may obtain a judgment for any deficiency remaining in the indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section. Borrower shall be liable for a deficiency even if the underlying transaction is a sale of accounts or chattel paper.

(g)	Lender shall have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

7. Waiver.
Lender shall not be deemed to have waived any rights hereunder (or under the Related Documents) unless such waiver be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a breach of a provision of this Security Agreement shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. Whenever consent by Lender Is required herein, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required herein.

8. Remedies Cumulative.
All of the Lender’s rights, and remedies, whether evidenced hereby or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of Borrower under this Security Agreement after Borrower’s failure to perform shall not affect Lender’s right to declare a default and exercise its remedies under Section 6.

9. Successor Interests.
This Security Agreement shall be binding upon and inure to the benefit of the parties, their successors, and assigns, but whenever there is no outstanding indebtedness, Borrower may terminate this Security Agreement upon written notice to Lender.

10. Notice.
Any notice under this Security Agreement shall be in writing and shall be effective when actually delivered or when deposited in the mail, registered or certified, addressed to the parties at the addresses stated herein or such other addresses as either party may designate by written notice to the other.

11. Expenses, Costs, and Attorneys’ Fees.
In the event Lender is required to commence any suit or action to enforce any of the terms of this Security Agreement, Lender shall be entitled to recover from Borrower reasonable attorneys’ fees and legal expenses at trial and also such fees and expenses on appeal, in addition to all other sums provided by law. In the event that Lender is otherwise required to incur any expenses whatsoever to protect or enforce its rights hereunder, whether or not litigation is commenced. Lender shall be entitled to recover any and all such sums and all Incidental expenses, including reasonable attorneys’ fees. All such sums shall be part of the Indebtedness secured hereby.

12. Applicable Law.
This Security Agreement is accepted in and shall be governed by the laws of the state in which the lender is located.

13. Multiple Parties; Corporate Authority.
If Borrower consists of more than one person or entity, all obligations of Borrower under this Security Agreement shall be joint and several. Where anyone or more of Borrowers are corporations or partnerships It is not necessary for Lender to inquire into the powers of Borrowers or the officers, directors, partners, or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the dates shown below.

LENDER:	BORROWER:

Hanford Area Economic Investment Fund Committee	IsoRay Medical, Inc.

By: /s/ Max E. Benitz, Jr.	By: /s/ Roger E. Girard
Max E. Benitz, Jr.	Roger Girard

Title: Chair	Title: CEO/Chairman

Date: June 15, 2006	Date: June 15, 2006

IsoRay, Inc.

By: /s/ Roger E. Girard

Title: CEO/Chairman

Date: June 15, 2006